UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2007

Commission File Number: 333-72392

FRANCHISE CAPITAL CORPORATION (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	98-0353403 (IRS Employer Identification No.)
43180 Business Park Drive, Suite 202 Temecula, CA 92590 (Address of principal executive offices)
(951) 587-9100 (Registrant’s telephone number)

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION

On January 3, 2007 the Company filed a Certificate of Amendment to Articles of Incorporation to reverse Certificate of Amendment to Articles of Incorporation filed in error on October 3, 2005 and to reinstate the capital structure of the Company prior thereto.  The Company determined it was necessary to reinstate the capital structure after determining that prior management did not obtain proper shareholder approval for the October 3, 2005 Amendment.

The total number of shares of stock which the Corporation has the authority to issue is 5,030,000,000 which consist of 5,000,000,000 shares of Common Stock, $.0001 par value per share and 30,000,000 shares of Preferred Stock, $.0001 par value per share.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
3.4	Certificate of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned here unto duly authorized.

Date:  January 8, 2007

Franchise Capital Corporation By: /s/ Steven R. Peacock Steven R. Peacock, Interim Chief Executive Officer